Exhibit 99.1

Rithm Property Trust Inc. Announces Second Quarter 2026 Results

NEW YORK, NY— (BUSINESS WIRE) —Rithm Property Trust Inc. (NYSE: RPT, “Rithm Property Trust” or the “Company”) today announced its financial results for the second quarter ended June 30, 2026.

Financial Highlights:
•GAAP comprehensive income of $645.0 thousand, or $0.08 per diluted common share(1)(2)
•Book value per common share of $30.17(1)
•Common dividend of $2.8 million, or $0.36 per common share
•Earnings available for distribution of $(46.0) thousand, or $(0.01) per diluted common share(1)(3)

	Q2 2026	Q1 2026
Summary of Operating Results:
Comprehensive Income (Loss) per Diluted Common Share(1)(2)	$0.08	$(0.42)
Comprehensive Income (Loss)(2) (in thousands)	$645.0	$(3,174.0)

Non-GAAP Results:
Earnings Available for Distribution per Diluted Common Share(1)(3)	$(0.01)	$(0.04)
Earnings Available for Distribution(3) (in thousands)	$(46.0)	$(307.0)

Common Dividend Paid:
Common Dividend per Share	$0.36	$0.36
Common Dividend (in millions)	$2.8	$2.8
__________________________________________
(1)Per diluted common share calculations for both GAAP Comprehensive Income/(Loss) and Earnings Available for Distribution are based on weighted-average diluted shares of 7,745,779 and 7,622,488 for the quarters ended June 30, 2026 and March 31, 2026, respectively. Book Value per share is based on 7,772,564 common shares outstanding as of June 30, 2026.
(2)Comprehensive Income/(Loss) is a GAAP financial measure that adjusts GAAP Net Income/(Loss) by any unrealized gain (loss) on investment securities measured at fair value through other comprehensive income/(loss) and the related income tax effect, if any.
(3)Earnings Available for Distribution is a non-GAAP financial measure. For a reconciliation of Earnings Available for Distribution to GAAP Comprehensive Income/(Loss), as well as an explanation of this measure, please refer to the section entitled “Non-GAAP Financial Measures and Reconciliation to GAAP Comprehensive Income/(Loss).”
Additional Information
For additional information that management believes is useful for investors, please refer to the latest presentation posted on the Events & Presentations section of the Company’s website, www.rithmpropertytrust.com. Information on, or accessible through, our website is not a part of, and is not incorporated into, this press release.
Earnings Conference Call
Rithm Property Trust’s management will host a conference call at 5:00 P.M. Eastern Time on Tuesday, July 28, 2026, to review its second quarter 2026 results for the period ended June 30, 2026. A webcast of the conference call will be available to the public on a listen-only basis at the Company’s website, www.rithmpropertytrust.com. Participants are encouraged to pre-register for the webcast at https://events.q4inc.com/attendee/8600001030. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the webcast.

RITHM PROPERTY TRUST INC. AND SUBSIDIARIES
Consolidated Statements of Operations (Unaudited)
($ in thousands except share and per share amounts)

	Three Months Ended
	June 30, 2026	March 31, 2026
Net Interest Income
Interest income	$12,335	$12,536
Interest expense	(8,279)	(8,908)
Net interest income	4,056	3,628

Expenses
Related party loan servicing fee	557	466
Related party management fee	1,614	1,604
Professional fees	1,219	1,681
General and administrative	1,037	1,095
Total expense	4,427	4,846

Other Income (Loss)
Realized and unrealized gains (losses), net	2,959	(123)
Other loss, net	(563)	(653)
Total other income (loss)	2,396	(776)

Income (Loss) before Income Taxes	2,025	(1,994)
Income tax expense (benefit)	20	(5)
Net Income (Loss)	2,005	(1,989)
Net income attributable to the noncontrolling interests	—	1
Net Income (Loss) Attributable to Rithm Property Trust Inc.	2,005	(1,990)
Dividends on preferred stock	1,290	1,290
Net Income (Loss) Attributable to Common Stockholders	715	(3,280)
Unrealized loss on available-for-sale securities	(210)	(35)
Amortization of unrealized loss on held-to-maturity securities	140	141
Comprehensive Income (Loss)	$645	$(3,174)

Net Income (Loss) per Share of Common Stock
Basic	$0.09	$(0.43)
Diluted	$0.09	$(0.43)
Comprehensive Income (Loss) per Share of Common Stock
Basic	$0.08	$(0.42)
Diluted	$0.08	$(0.42)
Weighted Average Number of Shares of Common Stock Outstanding
Basic	7,745,779	7,622,488
Diluted	7,745,779	7,622,488

RITHM PROPERTY TRUST INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
($ in thousands except share and per share amounts)

	June 30, 2026	March 31, 2026
Assets
Cash and cash equivalents	$66,703	$96,267
Restricted cash	411	547
Residential mortgage loans held-for-investment, net	348,147	356,137
Residential mortgage loans held-for-sale, net	16,072	28,450
Residential transition loans, at fair value	117,730	—
Commercial mortgage-backed securities, at fair value	84,365	151,301
Residential mortgage-backed securities	189,837	189,685
CRE equity method investments	79,466	76,560
Other assets	26,013	31,699
Total Assets	$928,744	$930,646
Liabilities and Equity
Liabilities
Secured bonds payable, net	$212,249	$219,221
Repurchase financing agreements	311,341	309,418
Unsecured notes, net	108,938	108,722
Accrued expenses and other liabilities	11,371	6,707
Total Liabilities	643,899	644,068
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value, 25,000,000 shares authorized, 2,084,232 shares issued and outstanding, $52,106 aggregate liquidation preference	50,785	50,785
Common stock $0.01 par value, 125,000,000 shares authorized, 8,049,957 and 7,939,163 shares issued and 7,772,564 and 7,661,770 shares outstanding, respectively	78	77
Additional paid-in capital	430,298	427,081
Treasury stock	(11,596)	(11,596)
Accumulated deficit	(182,654)	(177,773)
Accumulated other comprehensive loss	(1,611)	(1,541)
Stockholders’ Equity in Rithm Property Trust Inc.	285,300	287,033
Noncontrolling interests	(455)	(455)
Total Stockholders’ Equity	284,845	286,578
Total Liabilities and Equity	$928,744	$930,646

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP COMPREHENSIVE INCOME/(LOSS)

The Company has three primary variables that impact its performance: (i) net interest margin on assets held within the investment portfolio; (ii) realized and unrealized gains or losses on assets held within the investment portfolio, including any impairment or reserve for expected credit losses; and (iii) the Company’s operating expenses and taxes.

“Earnings available for distribution” is a non-GAAP financial measure of the Company’s operating performance, which is used by management to evaluate the Company’s performance excluding:
•Net income and losses attributable to noncontrolling interests;
•Certain realized and unrealized gains and losses (including impairment) on certain assets and liabilities; and
•Other adjustments which primarily consist of amortization expense, non-capitalized transaction-related expenses related to legal, valuation and other professional service fees incurred in connection with certain investment acquisitions and deferred taxes.

In computing earnings available for distribution, the Company excludes the items listed above because management does not consider them representative of the Company's core operating performance or of cash available for distribution to stockholders. These adjustments generally fall into three categories: items that are non-cash in nature; items that, while a part of the Company's recurring operations, are subject to significant variability and are therefore generally limited to a potential indicator of future economic performance; and items that relate to the acquisition of investments rather than to ongoing operations.

Management believes that the adjustments to compute “earnings available for distribution” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods and enable investors to evaluate the Company’s current core performance using the same financial measure that management uses to operate the business. Management also utilizes earnings available for distribution as a financial measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on earnings available for distribution as an indicator of the results of such decisions. As such earnings available for distribution is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP comprehensive income/(loss) which is inclusive of all of the Company’s activities.

The Company views earnings available for distribution as a consistent financial measure of its portfolio’s ability to generate income for distribution to common stockholders. Earnings available for distribution does not represent and should not be considered as a substitute for, or superior to, comprehensive income/(loss) or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and the Company’s calculation of this financial measure may not be comparable to similarly entitled financial measures reported by other companies. Furthermore, to maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. Because the Company views earnings available for distribution as a consistent financial measure of its ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company’s board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company’s taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

Reconciliation of Non-GAAP Measure to the Respective GAAP Measure

The table below provides a reconciliation of earnings available for distribution to the most directly comparable GAAP financial measure (dollars in thousands, except share and per share data):

	Three Months Ended
	June 30, 2026	March 31, 2026
Comprehensive Income/(Loss) — GAAP	$645	$(3,174)
Adjustments:
Net income attributable to noncontrolling interest	—	1
Realized and unrealized (gains) losses, net	(996)	1,893
Other adjustments	305	973
Earnings Available for Distribution — Non-GAAP	$(46)	$(307)

Weighted average shares — basic	7,745,779	7,622,488
Weighted average shares — diluted	7,745,779	7,622,488

Basic Earnings Available for Distribution per common share	$(0.01)	$(0.04)
Diluted Earnings Available for Distribution per common share	$(0.01)	$(0.04)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains certain information which constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “seek,” “believes,” “intends,” “expects,” “projects,” “anticipates,” “plans” and “future” or similar expressions are intended to identify forward-looking statements. These statements are not historical facts. These forward-looking statements represent management’s current expectations regarding future events and are subject to the inherent uncertainties in predicting future results and conditions, many of which are beyond our control. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements see the sections entitled “Cautionary Statement Regarding Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings, including the Company’s recent proxy statements, filed with the Securities and Exchange Commission. The Company expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
ABOUT RITHM PROPERTY TRUST

Rithm Property Trust is an opportunistic commercial real estate investment vehicle externally managed by an affiliate of Rithm Capital Corp. (NYSE: RITM). Rithm Property Trust is a Maryland corporation that is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. For more information, visit www.rithmpropertytrust.com.

Investor Relations
646-868-5483
ir@rithmpropertytrust.com